EXHIBIT 32.2

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Michael P. McGee, the Chief Financial Officer of International Rectifier Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)                                     the quarterly report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2005 (the “Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Dated: May 13, 2005

/s/ MICHAEL P. MCGEE
Michael P. McGee
Executive Vice President and Chief Financial Officer

A signed original of the written statement required by Section 906 has been provided to International Rectifier Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.